RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                         OTTER TAIL POWER COMPANY
                     (restated as of October 17, 1988)


                                ARTICLE I.
     The name of the corporation shall be Otter Tail Power
Company.

                                ARTICLE II.

     The purposes of the corporation shall be as follows:

     (a) To generate, produce, buy or in any manner acquire, and to sell, dispose of, and distribute electricity for light, heat and power and other purposes, and to carry on the business of furnishing, supplying, manufacturing, and selling light, heat, power, gas, water, and steam, and any and all business incidental thereto; and to build, construct, develop, improve, buy, acquire by condemnation or otherwise, hold, own, lease, maintain and operate plants, facilities, systems, and works for the manufacture, generation, production, accumulation, transmission, and distribution of electricity, gas, water, and steam, and to exercise rights of condemnation and eminent domain in connection with the doing of any of its purposes as herein set forth so far as may be permissible by law.

     (b) To produce, mine, buy, sell, store, market, deal in, and prospect for, coal, oil and minerals of all kinds and the products and by-products thereof.

     (c) To manufacture, buy, sell, trade, and deal in goods, wares, merchandise, property, and commodities of any and every class and description.

     (d) To purchase, acquire, and lease, and to sell, lease, and dispose of water, water rights, and power privileges for power, light, heat, mining, milling, irrigation, agricultural, domestic or any other use or purpose.

     (e) To acquire, hold, mortgage, pledge, or dispose of the shares, bonds, securities, and other evidences of indebtedness of any domestic or foreign corporation.

     (f) To endorse or guarantee the promissory notes, checks, drafts, evidences of indebtedness or obligations of whatsoever nature of any corporation, domestic or foreign, of which the corporation shall own or control, directly or indirectly a majority of the stock then entitled to elect directors, or a majority thereof.

     (g) To do or perform any and all lawful business necessary, essential or expedient to the proper conduct of any of the purposes aforesaid.

                               ARTICLE III.

     The period of duration of the corporation shall be perpetual.

                                ARTICLE IV.

     The location and post-office address of the registered office of the corporation in Minnesota is 215 Cascade Street
South, Fergus Falls, Minnesota  56537.

                                ARTICLE V.

     The total authorized number of shares of the corporation is 17,500,000, divided into three classes; namely, 1,500,000 Cumulative Preferred Shares without par value (the "Cumulative Preferred Shares"); 1,000,000 Cumulative Preference Shares without par value (the "Cumulative Preference Shares"); and 15,000,000 Common Shares of the par value of $5 per share (the "Common Shares"). No fractional shares of any class or series shall be issued by the corporation.

                                ARTICLE VI.

     The designations, relative rights, voting power, preferences and restrictions of the Cumulative Preferred Shares, the Cumulative Preference Shares and the Common Shares, respectively, shall be as set forth in Division I through Division VI, inclusive, of this Article VI.

     The term "subordinate shares," when hereinafter in this
Article VI used with reference to shares junior to the Cumulative Preferred Shares, means the Cumulative Preference Shares, the Common Shares and shares of any other class, which may hereafter be authorized, ranking junior to the Cumulative Preferred Shares with respect to the payment of dividends or the distribution of assets; and when hereinafter used with reference to shares junior to the Cumulative Preference Shares, means the Common Shares and shares of any other class, which may hereafter be authorized, ranking junior to the Cumulative Preference Shares with respect to the payment of dividends or the distribution of assets.

                                DIVISION I

            Provisions Relating to Cumulative Preferred Shares

     A. Issue in Series. The Cumulative Preferred Shares may be issued from time to time in one or more series, each of which series shall have such designation and such relative rights, voting power, preferences and restrictions as are hereinafter provided and, to the extent hereinafter permitted, as are determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.

     All Cumulative Preferred Shares shall be of equal rank and shall be identical, except in respect of their relative voting power (determined as hereinafter provided in Division IV) and the particulars that may be determined by the Board of Directors as hereinafter provided; and each share of each series shall be identical in all respects with the other shares of such series, except as to the dates from which dividends thereon shall be cumulative. Cumulative Preferred Shares shall be issued only as fully paid and nonassessable shares.

     Subject to the provisions of the last paragraph of this Subdivision A, authority is hereby expressly granted to the Board of Directors to authorize the issuance of Cumulative Preferred Shares in one or more series, and to determine and state, by the resolution or resolutions authorizing the creation of each series: (i) the designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unallotted; (ii) the annual rate of dividends payable on shares of such series; (iii) the price or prices per share at which the shares of such series shall be redeemable; (iv) the amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the corporation, which amount may differ in the case of a voluntary or involuntary dissolution, liquidation or winding up of such affairs; (v) the conversion rights, if any, with respect to the conversion of shares of such series into Common Shares of the corporation; and (vi) the sinking or purchase fund provisions, if any, for the mandatory redemption or purchase of shares of such series.

     In the case of each series of Cumulative Preferred Shares created after April 1, 1977, the amount (in addition to accrued and unpaid dividends, if any) which the holders of shares of such series shall be entitled to receive in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary shall be equal to the gross consideration received by the corporation upon the issuance thereof (without regard to any premium received or any underwriting discount or commission, private placement fee or other expense incurred by the corporation in connection with the issuance thereof).

     B. Dividends. Before any dividends on any subordinate shares shall be paid or declared and set apart for payment, the holders of the Cumulative Preferred Shares of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cash dividends at the annual rate for such series theretofore fixed by the Board of Directors as hereinbefore provided, and no more, payable quarterly on such dates as may be fixed in the resolution or resolutions adopted by the Board of Directors authorizing the creation of such series. Such dividends shall be paid to shareholders of record on the respective dates, not exceeding twenty (20) days prior to such payment dates, fixed by the Board of Directors for such purpose. Such dividends shall be cumulative, in the case of shares of each particular series:

         (1) if issued prior to the record date for the first dividend on shares of such series, then from and including the date fixed for such purpose by the Board of Directors in the resolution or resolutions creating such series;

         (2) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from and including such last mentioned dividend payment date;

         (3) otherwise from and including the quarterly dividend payment date next preceding the date of issue of such shares.

     No dividend shall be paid, or declared and set apart for payment, upon any Cumulative Preferred Shares of any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same or comparable quarterly period, ratable in proportion to the respective annual dividend rates fixed therefor, shall be paid, or declared and set apart for payment, upon all Cumulative Preferred Shares of all series then issued and outstanding.

     In no event shall any dividend be paid or declared, nor shall any distribution be made, on any subordinate shares, nor shall any subordinate shares be purchased, redeemed or otherwise acquired by the corporation for value, nor shall any moneys be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any subordinate shares, unless (i) all dividends on the Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment; and (ii) the corporation shall not be in default or deficient under any requirement of a sinking or purchase fund established with respect to outstanding Cumulative Preferred Shares of any series for any period then elapsed.

     Subject to the provisions of this Article VI, and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the then outstanding subordinate shares, and the holders of the Cumulative Preferred Shares shall not be entitled to participate in any such dividends.

     C. Redemption of Cumulative Preferred Shares. Subject to the limitations stated in Subdivision D of this Division I, the Cumulative Preferred Shares of any or all series may be redeemed, as a whole at any time or in part from time to time, at the option of the corporation by resolution of the Board of Directors, at the applicable redemption price for the shares of such series as determined by the Board of Directors in the resolution or resolutions authorizing the creation of such series, together with an amount (hereinafter referred to as "accrued dividends to the redemption date") in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from and including the date on which dividends on such shares become cumulative to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or which have been declared thereon and for which moneys for payment have been set apart and remain available for payment. To the extent that Cumulative Preferred Shares of any series are redeemed through the operation of a sinking or purchase fund provided for in the resolution or resolutions of the Board of Directors creating such series, such shares shall be redeemed by resolution of the Board of Directors at the time and at the applicable redemption price specified for redemption of shares of such series pursuant to such sinking or purchase fund by the resolution or resolutions creating such series. If less than all the outstanding Cumulative Preferred Shares of any series are to be redeemed, the shares to be redeemed shall be determined by lot in such manner as the Board of Directors may prescribe.

     Notice of every redemption of Cumulative Preferred Shares shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the corporation, not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption.

     If notice of redemption shall have been duly given as aforesaid, and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company in good standing and doing business at any place within the United States, having capital, surplus and undivided profits aggregating at least $1,000,000 and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of such deposit, notwithstanding that any certificate for Cumulative Preferred Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate from and after the date fixed for redemption, and all rights with respect to the Cumulative Preferred Shares so called for redemption shall forthwith on the date of such deposit cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest. Any funds deposited by the corporation pursuant to this paragraph and unclaimed at the end of six (6) years after the date fixed for redemption shall be repaid to the corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the corporation for the payment thereof.

     All Cumulative Preferred Shares converted, redeemed or purchased voluntarily or pursuant to any sinking fund or purchase fund for the mandatory redemption or purchase of shares shall be retired and cancelled and shall have the status of authorized but unissued Cumulative Preferred Shares of the corporation and may be reissued in the same manner as authorized but unissued Cumulative Preferred Shares undesignated as to series.

     D. Limitations on Purchase and Redemption of Cumulative Preferred Shares. No Cumulative Preferred Shares of any series shall be purchased, redeemed or otherwise acquired by the corporation for value, nor shall any moneys be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of Cumulative Preferred Shares of any series, unless all dividends on the Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, except in the event all of the Cumulative Preferred Shares shall be called for redemption.

     E. Liquidation Preferences. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of any subordinate shares, the holders of the shares of each series of Cumulative Preferred Shares shall be entitled to be paid in full the respective amounts fixed by the Board of Directors in the resolution or resolutions authorizing the issue of such series, together with a sum, in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such shares became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have theretofore been paid thereon or which have been declared thereon and for which moneys have been set apart and remain available for payment. If such distribution or payment shall have been made to the holders of the Cumulative Preferred Shares, or moneys made available for such payment in full, the remaining assets and funds of the corporation shall be distributed among the holders of the classes of subordinate shares, according to their respective rights and preferences and in each case according to their respective shares. If the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding Cumulative Preferred Shares, the holders of all series of such shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the corporation into or with any other corporation or corporations pursuant to the statutes of the State of Minnesota providing for consolidation or merger shall not be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of any of the provisions of this Subdivision E.

     F. Voting and Restrictions on Certain Corporate Action. The holders of the Cumulative Preferred Shares shall not be entitled to vote at any meetings of the shareholders of the corporation, except as required by law or as hereinafter otherwise provided in this Subdivision F and in Division IV:

         (1) So long as any Cumulative Preferred Shares of any series are outstanding, the corporation shall not without the consent (given by vote at a special meeting of shareholders called for the purpose) of the holders of at least two-thirds (2/3) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preferred Shares of all series then outstanding:

              (a) Create, authorize or issue any shares of any class ranking prior to, or any securities of any kind or class convertible into shares of any class ranking prior to, the Cumulative Preferred Shares as to dividends or assets; or

              (b) Amend the Articles of Incorporation so as to affect adversely any of the preferences or other rights of the holders of the Cumulative Preferred Shares, provided, however, that if any such amendment would affect adversely the holders of one or more, but not all, of the series of Cumulative Preferred Shares at the time outstanding, consent only of the holders of at least two-thirds (2/3) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the shares of each series so adversely affected shall be required.

         (2) So long as any Cumulative Preferred Shares of any series are outstanding, the corporation shall not without the consent (given by vote at a special meeting of shareholders called for the purpose) of the holders (i) of at least a majority of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preferred Shares of all series then outstanding, or (ii) in case of the negative vote at such meeting of the holders of more than one-fourth (1/4) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preferred Shares of all series then outstanding, of at least two-thirds (2/3) of aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preferred Shares of all series then outstanding:

              (a) Increase the authorized number of Cumulative Preferred Shares, or create, authorize or issue any shares of any class ranking on a parity with the Cumulative Preferred Shares as to dividends or assets, or any securities of any kind or class convertible into Cumulative Preferred Shares or shares of any class on a parity with the Cumulative Preferred Shares; or

              (b) Issue any Cumulative Preferred Shares of any series if as a result thereof more than 60,000
         Cumulative Preferred Shares of all series will then be outstanding, unless:

                   (i)  The corporation's "Adjusted Income
              Available for Interest," as hereinafter defined, shall be at least equal to one-and-one-half (1-1/2) times the corporation's "Adjusted Interest and Preferred Charges," as hereinafter defined; and

                   (ii) The corporation's "Adjusted Income
              Available for Preferred Dividends," as hereinafter defined, shall be at least equal to two-and-one-half (2-1/2) times the corporation's "Adjusted Preferred Charges," as hereinafter defined; and

                   (iii) The corporation's "Common Share
              Equity," as hereinafter defined, shall equal at least one-fourth (1/4) of the corporation's "Total
              Capitalization," as hereinafter defined; or

              (c) Declare, pay or set apart for payment any dividend on any subordinate shares, or purchase, redeem or otherwise acquire for value any subordinate shares, or pay or set aside or make available any moneys for a purchase fund or sinking fund for the purchase or redemption of any such subordinate shares, unless after giving effect to the payment of such dividend or such purchase, redemption or other acquisition of such payment or setting aside of moneys in a purchase fund or sinking fund,

                   (i)  The "Common Share Equity," as
              hereinafter defined, shall equal at least one-fourth (1/4) of the "Total Capitalization," as hereinafter defined; and

                   (ii) The earned surplus of the corporation
              shall be not less than $831,398.

              (d) Consolidate or merge into or with any other corporation or corporations pursuant to the statutes of the State of Minnesota providing for consolidation or merger, unless, immediately after such consolidation or merger shall become effective:

                   (i)  The Cumulative Preferred Shares of the
              corporation outstanding immediately prior to such consolidation or merger shall remain outstanding or be constituted as shares of the corporation resulting from such consolidation or merger in the same number and with the same relative rights, voting power, preferences and restrictions as theretofore, the authorized number thereof shall not be increased, there shall be no shares of the resulting corporation outstanding or authorized ranking prior to or on a parity with the Cumulative Preferred Shares, except shares of the corporation outstanding or authorized immediately prior to such consolidation or merger, and the indebtedness for borrowed money of the resulting corporation immediately after such consolidation or merger shall be no greater than the indebtedness for borrowed money of the corporation immediately preceding such consolidation or merger; or

                    (ii) (aa)  The "Adjusted Income Available
               for Interest," as hereinafter defined, of the resulting corporation shall be at least equal to one-and-one-half (1-1/2) times its "Adjusted Interest and Preferred Charges," as hereinafter defined; and

                         (bb)  The "Adjusted Income Available
               for Preferred Dividends," as hereinafter defined, of the resulting corporation shall be at least equal to two-and-one-half (2-1/2) times its "Adjusted Preferred Charges," as hereinafter defined; and

                        (cc)  The "Common Share Equity," as
               hereinafter defined, of the resulting corporation shall equal at least one-fourth (1/4) of its "Total Capitalization," as hereinafter defined.

               (e)  Sell, lease or exchange all or
         substantially all of its property and assets, unless, after the completion of such transaction, the fair value of the assets of the corporation shall at least equal the preference on voluntary liquidation of all Cumulative Preferred Shares of all series then outstanding and of all shares then outstanding of a class on parity with the Cumulative Preferred Shares, after first deducting an amount equal to all then existing indebtedness of the corporation and an amount equal to the preference on voluntary liquidation of all shares ranking prior to the Cumulative Preferred Shares.

         (3) For the purposes of the foregoing provisions of this Subdivision F:

               (a)  The term "Adjusted Income Available for
         Interest" shall mean the gross income of the corporation for a period of twelve (12) consecutive calendar months selected by the corporation out of the fifteen (15) calendar months immediately preceding the proposed issuance of additional Cumulative Preferred Shares, or the proposed consolidation or merger, determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with generally accepted accounting practice, available for the payment of interest, but after deduction of taxes of all kinds (including taxes based on income) including for a like period such gross income (similarly computed and with similar deductions and eliminating any duplication of income) of any property which was or will have been an operating unit or a part of an operating unit preceding its acquisition by the corporation and which has been acquired within the past twelve (12) months immediately preceding or is to be acquired by the corporation substantially contemporaneously with the proposed issuance of additional Cumulative Preferred Shares, or the proposed consolidation or merger.

               (b) The term "Adjusted Interest and Preferred Charges" is hereby defined as the sum of (i) the interest charges for one year upon all interest bearing indebtedness of the corporation outstanding at the time of issuance of such Cumulative Preferred Shares or of the proposed consolidation or merger, including that, if any, proposed to be issued or assumed substantially contemporaneously, or to which property theretofore acquired or to be acquired substantially contemporaneously is or will be subject (adjusted for all amortization of debt discount and expense, or of premium on debt, as the case may be), and (ii) the dividend requirements for one year on all outstanding Cumulative Preferred Shares, and on all other shares of a class ranking prior to or on a parity with the Cumulative Preferred Shares as to dividends or assets, outstanding at the time of issuance of such additional Cumulative Preferred Shares, or of such consolidation or merger, including all such shares proposed to be issued, or all such shares of the resulting corporation, as the case may be.

               (c)  The term "Adjusted Income Available for
         Preferred Dividends" is hereby defined as the "Adjusted Income Available for Interest" for the aforesaid twelve
         (12) months' period, less the interest charges for one year and the dividend requirements for one year on any shares ranking prior to the Cumulative Preferred Shares, included in determining the "Adjusted Interest and Preferred Charges."

               (d) The term "Adjusted Preferred Charges" is hereby defined as the "Adjusted Interest and Preferred Charges" for one year determined at the time of issuance of such Cumulative Preferred Shares or of the proposed consolidation or merger, less the interest charges for one year and the dividend requirements for one year on any shares ranking prior to the Cumulative Preferred Shares, included in determining the "Adjusted Interest and Preferred Charges."

               (e) The term "Common Share Equity" is hereby defined as the sum of (i) the stated capital of the corporation applicable to its Common Shares and to all other subordinate shares (including shares, if any, proposed to be issued substantially contemporaneously or any additional such shares of the resulting corporation, as the case may be), (ii) capital surplus to the extent of premium on Common Shares and on all other subordinate shares (including premium, if any, on shares proposed to be issued substantially contemporaneously or any additional such shares of the resulting corporation, as the case may be),
         (iii) contributions in aid of construction, and
         (iv) earned surplus, all determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with generally accepted accounting practice.

              (f) The term "Total Capitalization" is hereby defined as the sum of (i) the Common Share Equity,
         (ii) the involuntary liquidation preference of all Cumulative Preferred Shares and all other shares prior to or on a parity with the Cumulative Preferred Shares to be outstanding after the proposed event, and
         (iii) the principal amount of all interest bearing debt (including debt to which property theretofore acquired or to be acquired substantially contemporaneously is or will be subject) to be outstanding after the proposed event, excluding, however, all indebtedness maturing by its terms within one year from the time of creation thereof unless the corporation, without the consent of the lender, has the right to extend the maturity of such indebtedness for a period or periods which, with the original period of such indebtedness, aggregates one year or more.

                                DIVISION II

            Provisions Relating to Cumulative Preference Shares

     A. Issue in Series. The Cumulative Preference Shares may be issued from time to time in one or more series, each of which series shall have such designation and such relative rights, voting power, preferences and restrictions as are hereinafter provided and, to the extent hereinafter permitted, as are determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.

     All Cumulative Preference Shares shall be of equal rank and shall be identical, except in respect of their relative voting power (determined as hereinafter provided in Division IV) and the particulars that may be determined by the Board of Directors as hereinafter provided; and each share of each series shall be identical in all respects with the other shares of such series, except as to the dates from which dividends thereon shall be cumulative. Cumulative Preference Shares shall be issued only as fully paid and nonassessable shares.

     Subject to the provisions of the last paragraph of this Subdivision A, authority is hereby expressly granted to the Board of Directors to authorize the issuance of Cumulative Preference Shares in one or more series, and to determine and state, by the resolution or resolutions authorizing the creation of each series: (i) the designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unallotted; (ii) the annual rate of dividends payable on shares of such series; (iii) the price or prices per share at which the shares of such series shall be redeemable; (iv) the amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the corporation, which amount may differ in the case of a voluntary or involuntary dissolution, liquidation or winding up of such affairs, provided that the amount in the case of an involuntary dissolution, liquidation or winding up of such affairs shall be determined as provided in the following paragraph; (v) the conversion rights, if any, with respect to the conversion of shares of such series into Common Shares of the corporation; and (vi) the sinking or purchase fund provisions, if any, for the mandatory redemption or purchase of shares of such series.

     The amount (in addition to accrued and unpaid dividends, if any) which the holders of Cumulative Preference Shares of each series shall be entitled to receive in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary shall be equal to the gross consideration received by the corporation upon the issuance thereof (without regard to any premium received or any underwriting discount or commission, private placement fee or other expense incurred by the corporation in connection with the issuance thereof).

     B. Dividends. Subject to the preferential rights of the holders of Cumulative Preferred Shares with respect to payment of dividends as set forth in Subdivision B of Division I, the holders of the Cumulative Preference Shares of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cash dividends at the annual rate for such series theretofore fixed by the Board of Directors as hereinbefore provided, and no more, payable quarterly on such dates as may be fixed in the resolution or resolutions adopted by the Board of Directors authorizing the creation of such series. Such dividends shall be paid to shareholders of record on the respective dates, not exceeding twenty (20) days prior to such payment dates, fixed by the Board of Directors for such purpose. Such dividends shall be cumulative from and including the date or dates fixed for such purpose by the Board of Directors in the resolution or resolutions authorizing the creation of such series.

     No dividend shall be paid, or declared and set apart for payment, upon any Cumulative Preference Shares of any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same or comparable quarterly period, ratable in proportion to the respective annual dividend rates fixed therefor, shall be paid, or declared and set apart for payment, upon all Cumulative Preference Shares of all series then issued and outstanding.

     In no event shall any dividend be paid or declared, nor shall any distribution be made, on any subordinate shares, other than a dividend or distribution payable solely in subordinate shares, nor shall any subordinate shares be purchased, redeemed or otherwise acquired by the corporation for value, nor shall any moneys be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any subordinate shares, unless (i) all dividends on the Cumulative Preference Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment; and (ii) the corporation shall not be in default or deficient under any requirement of a sinking or purchase fund established with respect to outstanding Cumulative Preference Shares of any series for any period then elapsed.

     Subject to the provisions of this Article VI, and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the then outstanding subordinate shares, and the holders of the Cumulative Preference Shares shall not be entitled to participate in any such dividends.

     C. Redemption of Cumulative Preference Shares. Subject to the limitations stated in Subdivision B of Division I and in Subdivision D of this Division II, the Cumulative Preference Shares of any or all series may be redeemed, as a whole at any time or in part from time to time, at the option of the corporation by resolution of the Board of Directors, at the applicable redemption price for the shares of such series as determined by the Board of Directors in the resolution or resolutions authorizing the creation of such series, together with an amount (hereinafter referred to as "accrued dividends to the redemption date") in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or which have been declared thereon and for which moneys for payment have been set apart and remain available for payment. Each such redemption shall be effected upon the same notice as provided in Subdivision C of Division I in respect of the redemption of Cumulative Preferred Shares, and all other provisions of said Subdivision C with respect to the method and effect of redemption of Cumulative Preferred Shares shall be applicable to the redemption of Cumulative Preference Shares in the same manner and with the same force and effect as though such provisions were set forth in full in this Subdivision C.

     All Cumulative Preference Shares converted, redeemed or purchased voluntarily or pursuant to any sinking fund or purchase fund for the mandatory redemption or purchase of shares shall be retired and cancelled and shall have the status of authorized but unissued Cumulative Preference Shares of the corporation and may be reissued in the same manner as authorized but unissued Cumulative Preference Shares undesignated as to series.

     D. Limitation on Purchase and Redemption of Cumulative Preference Shares. No Cumulative Preference Shares of any series shall be purchased, redeemed or otherwise acquired by the corporation for value, nor shall any moneys be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of Cumulative Preference Shares of any series, unless all dividends on the Cumulative Preference Shares of all series for all past quarterly dividend periods and for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, except in event all of the Cumulative Preference Shares shall be called for redemption.

     E. Liquidation Preferences. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of any class of subordinate shares, the holders of the shares of each series of Cumulative Preference Shares shall be entitled to be paid in full the respective amounts fixed by the Board of Directors in the resolution or resolutions authorizing the creation of such series together with an amount, in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate amount of all dividends which have theretofore been paid thereon or which have been declared thereon and for which moneys have been set apart and remain available for payment; provided, however, that no such payment to the holders of Cumulative Preference Shares shall be made until payment in full shall have been made to the holders of Cumulative Preferred Shares, or moneys made available for such payment in full, in accordance with the provisions of Subdivision E of Division I.
If such payment shall have been made to the holders of the Cumulative Preference Shares, or moneys made available for such payment in full, the remaining assets and funds of the corporation shall be distributed among the holders of the classes of subordinate shares according to their respective rights and preferences and in each case according to their respective shares. If the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding Cumulative Preference Shares, the holders of all series of such shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the corporation into or with any other corporation or corporations pursuant to the statutes of the State of Minnesota providing for consolidation or merger shall not be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of any of the provisions of this Subdivision E.

     F. Voting and Restrictions on Certain Corporate Action. The holders of the Cumulative Preference Shares shall not be entitled to vote at any meetings of the shareholders of the corporation, except as required by law or as hereinafter otherwise provided in this Subdivision F and in Division IV:

     (1) So long as any Cumulative Preference Shares of any series are outstanding, the corporation shall not, without the consent (given by vote at a special meeting of shareholders called for the purpose) of the holders of at least two-thirds (2/3) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preference Shares of all series then outstanding:

              (a) Create or authorize any shares of any class (other than the Cumulative Preferred Shares, whether now or hereafter authorized) ranking prior to the Cumulative Preference Shares as to dividends or assets; or

              (b) Amend the Articles of Incorporation so as to affect adversely any of the preferences or other rights of the holders of the Cumulative Preference Shares, provided, however, that if any such amendment would affect adversely the holders of one or more, but not all, of the series of Cumulative Preference Shares at the time outstanding, consent only of the holders of at least two-thirds (2/3) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the shares of each series so adversely affected shall be required.

     (2) So long as any Cumulative Preference Shares of any series are outstanding, the corporation shall not, without the consent (given by vote at a special meeting of shareholders called for the purpose) of the holders (i) of at least a majority of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preference Shares of all series then outstanding, or (ii) in case of the negative vote at such meeting of the holders of more than one-fourth (1/4) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preference Shares of all series then outstanding, of at least two-thirds (2/3) of the aggregate voting power (determined as hereinafter provided in Division IV) vested in the Cumulative Preference Shares of all series then outstanding:

              (a)  Increase the authorized number of Cumulative
         Preference Shares, or create or authorize any shares of any class ranking on a parity with the Cumulative
         Preference Shares as to dividends or assets; or

              (b) Consolidate or merge into or with any other corporation or corporations pursuant to the statutes of the State of Minnesota providing for consolidation or merger unless, immediately after such consolidation or merger shall become effective, the Cumulative Preference Shares of the corporation outstanding immediately prior to such consolidation or merger shall remain outstanding or be constituted as shares of the corporation resulting from such consolidation or merger in the same number and with the same relative rights, voting power, preferences and restrictions as theretofore, the authorized number thereof shall not be increased, and there shall be no shares of the resulting corporation outstanding or authorized ranking prior to or on a parity with the Cumulative Preference Shares, except shares of the corporation outstanding or authorized immediately prior to such consolidation or merger; or

              (c) Sell, lease or exchange all or substantially all of its property and assets, unless, after the completion of such transaction, the fair value of the assets of the corporation shall at least equal the preference on voluntary liquidation of all Cumulative Preference Shares of all series then outstanding and of all shares then outstanding of a class on a parity with the Cumulative Preference Shares, after first deducting an amount equal to all then existing indebtedness of the corporation and an amount equal to the preference on voluntary liquidation of all shares ranking prior to the Cumulative Preference Shares.

                             DIVISION III

                   Provisions Relating to Common Shares

     A. Dividends. Subject to the preferential rights of the holders of the Cumulative Preferred Shares and the Cumulative Preference Shares with respect to the payment of dividends, as set forth in Subdivision B of Division I and Subdivision B of Division II, respectively, holders of the Common Shares shall be entitled to receive dividends, out of any funds legally available therefor, when and as declared by the Board of Directors.

     B. Liquidation Preferences. In the event of any dissolution, liquidation or winding-up of the affairs of the corporation, whether voluntary or involuntary, holders of the Common Shares shall be entitled to receive ratably, in accordance with the numbers of shares held by them respectively, the assets of the corporation available for payment to shareholders remaining after payment in full shall have been made to holders of the Cumulative Preferred Shares and the Cumulative Preference Shares in accordance with the provisions of Subdivision E of Division I and Subdivision E of Division II, respectively.

                                DIVISION IV

                    Voting Rights and Other Provisions
                 Relating to Cumulative Preferred Shares,
              Cumulative Preference Shares and Common Shares

     A. Voting Rights of Common Shares. Except as otherwise expressly set forth in this Article VI and as provided by law, the holders of Common Shares shall have the sole voting rights of shareholders of the corporation and shall be entitled to one vote for each share held, and the holders of a majority of the Common Shares outstanding shall have power to authorize the sale, lease, exchange or other disposal of all, or substantially all, of the property and assets of the corporation, including its good will, to adopt or reject an agreement of consolidation or merger and to amend the Articles of Incorporation.

     B.  Voting Rights of Cumulative Preferred Shares.

         (1) After an amount equivalent to four (4) full quarterly dividend installments on the Cumulative Preferred Shares of any series outstanding shall be in default, the holders of Cumulative Preferred Shares of all series at the time outstanding, voting separately as a class, shall, at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect three members of the Board of Directors, and the holders of the Common Shares, voting separately as a class, shall, subject to any rights of the holders of Cumulative Preference Shares to elect directors as provided in Subdivision C of this Division IV, elect the remaining directors of the corporation.

         (2) After an amount equivalent to twelve (12) full quarterly dividend installments on the Cumulative Preferred Shares of any series outstanding shall be in default, the holders of Cumulative Preferred Shares of all series at the time outstanding, voting separately as a class, shall at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Shares, voting separately as a class, shall, subject to any rights of the holders of Cumulative Preference Shares to elect directors as provided in Subdivision C of this Division IV, elect the remaining directors of the corporation.

         (3) At any annual meeting or special meeting of the shareholders for the election of directors occurring after all dividends then in default on the Cumulative Preferred Shares then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practical), the Cumulative Preferred Shares shall thereupon be divested of any special rights with respect to the election of directors provided in paragraphs (1) and (2) of this Subdivision B, but always subject to the same provisions for the vesting of such voting power in the holders of the Cumulative Preferred Shares in the case of a future like default or defaults in dividends thereon.

         (4) Voting power vested in the holders of the Cumulative Preferred Shares as provided in paragraphs (1) and (2) of this Subdivision B may be exercised at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose, which special meeting of shareholders shall be called by the proper officers of the corporation at any time when such voting power shall be so vested, within twenty (20) days after written request therefor signed by the holders of not less than five percent (5%) of the aggregate voting power (determined as hereinafter provided in Subdivision D of this Division IV) vested in the Cumulative Preferred Shares of all series then outstanding, the date of such special meeting to be not more than forty (40) days from the date of giving of notice thereof.

         (5) Notice of any annual or special meeting of shareholders for the election of directors held when voting powers as aforesaid shall be vested in the holders of Cumulative Preferred Shares shall be given to all holders of Cumulative Preferred Shares not less than fifteen (15) days prior to said meeting, and such notice shall describe with particularity the voting rights of the holders of each series of Cumulative Preferred Shares.

         (6) At any such annual or special meeting the presence in person or by proxy of the holders of a majority of the aggregate voting power (determined as hereinafter provided in Subdivision D of this Division IV) vested in the Cumulative Preferred Shares of all series then outstanding shall be required to constitute a quorum of the holders of the Cumulative Preferred Shares for the election by them of the directors whom they are entitled to elect; provided, however, that the holders of a majority of the aggregate voting power (determined as hereinafter provided in Subdivision D of this Division IV) vested in the Cumulative Preferred Shares who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by the holders of the Cumulative Preferred Shares from time to time, without notice other than announcement at the meeting.

     C.  Voting Rights of Cumulative Preference Shares.

         (1) After an amount equivalent to four (4) full quarterly dividend installments on the Cumulative Preference Shares of any series outstanding shall be in default, the holders of Cumulative Preference Shares of all series at the time outstanding, voting separately as a class, shall, at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect two members of the Board of Directors, and the holders of the Common Shares, voting separately as a class, shall, subject to any rights of the holders of Cumulative Preferred Shares to elect directors as provided in Subdivision B of this Division IV, elect the remaining directors of the corporation.

          (2) At any annual meeting or special meeting of the shareholders for the election of directors occurring after all dividends then in default on the Cumulative Preference Shares then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practical), the Cumulative Preference Shares shall thereupon be divested of any special rights with respect to the election of directors provided for in paragraph (1) of this Subdivision C, but always subject to the same provisions for the vesting ofsuch voting power in the holders of the Cumulative Preference Shares in the case of a future like default or defaults in dividends thereon.

         (3) All provisions of paragraphs (4), (5) and (6) of Subdivision B of this Division IV with respect to the method of exercising the special voting rights of the holders of Cumulative Preferred Shares shall be applicable to the special voting rights of the holders of Cumulative Preference Shares in the same manner and with the same force and effect as though such provisions were set forth in full in this Subdivision C.

     D. Number of Votes Applicable to Each Cumulative Preferred Share and to Each Cumulative Preference Share. For the purpose of each vote or consent under the Articles of Incorporation or pursuant to applicable law, the number of votes to which each Cumulative Preferred Share and each Cumulative Preference Share shall be entitled shall be determined as follows:

         (a) In voting by holders of Cumulative Preferred Shares, separately as a class, or by series, each Cumulative Preferred Share entitled to receive the smallest fixed amount (in addition to accrued and unpaid dividends, if any) in the event of any dissolution, liquidation or winding-up of the affairs of the corporation which shall be involuntary shall have one vote, and each Cumulative Preferred Share entitled to receive a greater fixed amount (in addition to accrued and unpaid dividends, if any) in any such event shall have the number of votes which is in the same proportion as such greater amount shall be to such smallest amount;

         (b) In voting by holders of Cumulative Preference Shares, separately as a class, or by series, each Cumulative Preference Share entitled to receive the smallest fixed amount (in addition to accrued and unpaid dividends, if any) in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary shall have one vote, and each Cumulative Preference Share entitled to receive a greater fixed amount (in addition to accrued and unpaid dividends, if any) in any such event shall have the number of votes which is in the same proportion as such greater amount shall be to such smallest amount; and

         (c)  In voting by holders of Cumulative Preferred
     Shares and/or Cumulative Preference Shares and/or holders of Common Shares, together as a single class, each Common Share shall have one vote, each Cumulative Preferred Share and each Cumulative Preference Share entitled to receive $100 (in addition to accrued and unpaid dividends, if any) in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary shall have one vote and each Cumulative Preferred Share and each Cumulative Preference Share entitled to receive a different fixed amount (in addition to accrued and unpaid dividends, if any) in such event shall be entitled to such greater or lesser number of votes which is in the same proportion as such different amount shall be to $100.

     E.  Number and Term of Directors and Manner of Election.

         (1)    Except at such times as the holders of
     Cumulative Preferred Shares and/or Cumulative Preference Shares shall have voting rights for the election of directors, (a) the Board of Directors shall consist of such number of persons, not less than seven (7) nor more than nine (9), as may be determined by the shareholders from time to time at annual meetings thereof (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law), (b) the term of office of each director other than directors elected to fill vacancies shall be for the period ending at the third annual meeting following his election and until his successor is elected and qualified, (c) vacancies in the Board of Directors occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term of the director with respect to whom the vacancy occurred by a majority of the remaining directors of the Board of Directors, although less than a quorum, and (d) vacancies in the Board of Directors occurring by reason of newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by these Articles of Incorporation and the Bylaws of the corporation shall be filled by a majority vote of the directors serving at the time of such increase, each director so elected to a newly created directorship to serve for the appropriate term so as to maintain, as near as may be, an equal division between the classes of directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Common Shares shall be required to amend, alter, adopt any provision inconsistent with or repeal this paragraph (1) of Subdivision E of this Division IV unless the Board of Directors, if all such directors are Continuing Directors, as defined in this
     Article VI, shall unanimously recommend such amendment, alteration, adoption or repeal.

         (2) If at any time the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares of the corporation shall, under the provisions of paragraph (1) of Subdivision B of this Division IV or of paragraph (1) of Subdivision C of this Division IV, become entitled to elect any directors, then the terms of all incumbent directors shall expire at the time of the first annual meeting thereafter at which such holders of Cumulative Preferred Shares and/or Cumulative Preference Shares are so entitled to elect directors. If at any time the holders of Cumulative Preferred Shares of the corporation shall, under the provisions of paragraph (2) of Subdivision B of this Division IV, become entitled to elect a majority of the Board of Directors, the terms of all incumbent directors shall expire whenever such majority has been duly elected and qualified. During any period during which the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares of the corporation shall have voting rights with respect to directors under the provisions of this Division IV, the Board of Directors shall consist of eleven (11) persons and the entire number of persons composing such Board shall be elected at each annual or special meeting of shareholders for the election of directors and shall serve until the next such annual or special meeting or until their successors have been elected and qualified, provided, however, that whenever the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares acquire voting rights under paragraph (1) of Subdivision B of this Division IV or under paragraph (1) of Subdivision C of this Division IV, and exercise such rights at a special meeting called therefor, the terms of office of directors theretofore elected by the holders of Common Shares will not expire until the next annual meeting. If a vacancy or vacancies in the Board of Directors shall exist with respect to a director or directors who shall have been elected by the holders of either Cumulative Preferred Shares or Cumulative Preference Shares, the remaining directors elected by the holders of Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise, if a vacancy or vacancies shall exist with respect to a director or directors who shall have been elected by the holders of Common Shares, the remaining directors elected by the holders of Common Shares, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

         (3) Whenever the Cumulative Preferred Shares shall be divested of voting powers with respect to the election of directors as provided in paragraph (3) of Subdivision B of this Division IV, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preference Shares pursuant to Subdivision C of this Division IV, shall expire upon the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors. A special meeting shall be called for such purpose within twenty (20) days after the written request therefor signed by the holders of not less than five percent (5%) of the Common Shares outstanding, the date of such special meeting to be not more than forty (40) days from the date of giving of notice thereof. Upon the election and qualification of directors by the holders of Common Shares as aforesaid the provisions of paragraph (1) of Subdivision E of this Division IV shall again control, unless at that time the holders of Cumulative Preference Shares have voting rights for the election of directors.

         (4) Whenever the Cumulative Preference Shares shall be divested of voting powers with respect to the election of directors as provided in paragraph (2) of Subdivision C of this Division IV, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preferred Shares pursuant to Subdivision B of this Division IV, shall expire on the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors. A special meeting shall be called for such purpose within twenty (20) days after the written request therefor signed by the holders of not less than five percent (5%) of the Common Shares outstanding, the date of such special meeting to be not more than forty (40) days from the date of giving of notice thereof. Upon the election and qualification of directors by the holders of Common Shares as aforesaid, the provisions of paragraph (1) of Subdivision E of this Division IV shall again control, unless at that time the holders of Cumulative Preferred Shares have voting rights for the election of directors.

     F. Cumulative Voting. The holders of Common Shares of the corporation shall have no right to cumulate votes in the election of directors. If notice in writing is given by any holder of Cumulative Preferred Shares or Cumulative Preference Shares to any officer of the corporation before a meeting for the election of directors at which such shareholder is entitled to vote, or to the presiding officer at such meeting at any time before the election of directors takes place, that he intends to cumulate his votes in such election, each holder of shares of the class with respect to which such notice has been given shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected by the holders of shares of such class, and he may cast all such votes for one candidate or distribute them among any two or more candidates. In such case, it shall be the duty of the presiding officer, before the election of directors at the meeting, to announce that all shareholders of the class with respect to which such notice has been given shall cumulate their votes.

     G. Preemptive Rights. No holder of shares of the corporation of any class or of any security or obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right whatsoever to purchase, subscribe for or otherwise acquire shares of any class of the corporation or of any security or obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized, other than such rights of subscription, if any, as the Board of Directors may from time to time determine.

                                DIVISION V

                      Voting Rights of Common Shares
                 Relating To Certain Business Combinations

     A. In addition to any other affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Subdivision B of this Division V,

         1. any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Shareholder, or

         2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions), other than in the ordinary course of business, to or with (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Shareholder, directly or indirectly, of all or any Substantial Part (as hereinafter defined) of the assets of the corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, or

         3. the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities (except pursuant to stock dividends, stock splits or similar transactions which would not have the effect of increasing the proportionate voting power of an Interested Shareholder) of the corporation or any Subsidiary, or both, to (a) an Interested Shareholder or
     (b) any other person (whether or not itself an Interested Shareholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Shareholder, or

         4. the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, or

         5. any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate of an Interested Shareholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Common Shares. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

     B. The provisions of Subdivision A of this Division V shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

         1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Shares in exchange for all their Common Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the higher of the following:

              (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any Common Shares beneficially owned by an Interested Shareholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Shareholder, whichever is highest; or

              (b)  the Fair Market Value per Common Share on the
         Announcement Date or on the Determination Date, whichever is higher.

         2. The consideration to be received by holders of Common Shares shall be in cash or in the same form as was previously paid in order to acquire the Common Shares that are beneficially owned by an Interested Shareholder and, if an Interested Shareholder beneficially owns Common Shares that were acquired with varying forms of consideration, the form of consideration for such Common Shares shall be either cash or the form used to acquire the largest number beneficially owned by it. The price determined in accordance with paragraph 1 of this Subdivision B shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event.

         3. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

              (a)  except as approved by a majority of the
         Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding Cumulative Preferred Shares or Cumulative Preference Shares;

              (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

              (c) such Interested Shareholder shall not have become the beneficial owner of any additional Common
         Shares except as part of the transaction in which it became an Interested Shareholder.

         4. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

         5. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the shareholders of the corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of the Common Shares other than an Interested Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

     C.  For the purposes of this Division V:

         1. "Business Combination" shall mean any transaction that is referred to in any one or more of paragraphs 1 through 5 of Subdivision A of this Division V.

         2. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

         3.   "Interested Shareholder" shall mean any person
     (other than the corporation or any Subsidiary) who or which:

              (a)  is the beneficial owner, directly or
         indirectly, of more than 10% of the voting power of the then outstanding Common Shares; or

              (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Common Shares; or

              (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any Common Shares which were, at any time within the two-year period immediately prior to the date in question, beneficially owned by an Interested Shareholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

     For the purpose of determining whether a person is an Interested Shareholder, the number of Common Shares deemed to be outstanding shall include shares deemed owned through application of paragraph 5 below, but shall not include any other Common Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         4. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange or in the over-the-counter market if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

         5. A person shall be a "beneficial owner" of any Common Shares:

              (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
         or

              (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

              (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Common Shares.

         6. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
     Exchange Act of 1934, as in effect on January 1, 1986.

         7. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1,
     1986) is owned, directly or indirectly, by the corporation; provided, however, that, for purposes of the definition of Interested Shareholder set forth in paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

         8. "Continuing Director" shall mean any member of the Board of Directors of the corporation who (1) is not an Affiliate or Associate of, and not a nominee of, an Interested Shareholder having any interest, direct or indirect, in the proposed Business Combination and (2) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Affiliate or Associate of, and not a nominee of, such Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

         9. "Announcement Date" shall mean the date of the first public announcement of the proposed Business
     Combination.

         10. "Determination Date" shall mean the date on which an Interested Shareholder became an Interested Shareholder.

         11. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         12. "Substantial Part" shall mean more than 30% of the fair market value of the total assets of the corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Division V, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Division V, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of Common Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination constitute a Substantial Part of the assets of the corporation or the Subsidiary, or both, (5) whether the requirements of Subdivision B of this Division V have been met, and (6) such other matters with respect to which a determination is required under this Division V. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Division V.

     E. Nothing contained in this Division V shall be construed to relieve an Interested Shareholder from any fiduciary obligation imposed by law.

     F. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Common Shares, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Division V unless the Board of Directors, if all such directors are Continuing Directors, shall unanimously recommend such amendment, alteration, adoption or repeal.

                                DIVISION VI

                     Provisions Relating to Purchases
                    Of Common Shares Of The Corporation

     A. Except as otherwise expressly provided in this Division VI, the corporation may not purchase any Common Shares at a per-share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the corporation to be a Substantial Shareholder (as hereinafter defined), unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds (2/3) of the Common Shares voted thereon held by Disinterested Shareholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

     B.  The provisions of this Division VI shall not apply to
(1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding Common Shares or (2) any open market purchase that constitutes a Public Transaction (as hereinafter defined).

     C.  For the purposes of this Division VI:

         1.   The terms "Continuing Director," "Person," "Public
     Transaction," "Affiliate" and "Associate" shall have the meanings given to them in Division V of this Article VI.

         2.   "Substantial Shareholder" shall mean any person
     (other than any employee benefit plan or trust of the corporation or any similar entity) who or which:

              (a) is the beneficial owner of more than 10% of the voting power of the then outstanding Common Shares, the acquisition of any shares of which has occurred within the two-year period immediately prior to the date on which the corporation purchases any such shares; or

              (b) is an assignee of or has otherwise succeeded to the beneficial ownership of any Common Shares beneficially owned by a Substantial Shareholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction or any series of transactions involving a Public Transaction and, with respect to all Common Shares owned by such person, such person has been the beneficial owner of any such shares for a period of less than two years (including, for these purposes, the holding period of the Substantial Shareholder from whom such person acquired shares).

     For the purposes of determining whether a person is a Substantial Shareholder, the number of Common Shares deemed to be outstanding shall include shares deemed owned through application of paragraph 5 below, but shall not include any other Common Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         3. "Disinterested Shareholders" shall mean those holders of Common Shares who are not Substantial
     Shareholders.

         4. "Fair Market Price" shall mean the highest closing sale price on the Composite Tape for New York Stock Exchange-Listed Stocks during the 30-day period immediately preceding the date in question of a Common Share or, if such Common Shares are not quoted on the Composite Tape, on the New York Stock Exchange or, if such Common Shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Common Shares are listed, or, if such Common Shares are not listed on any such exchange, the highest closing bid quotation with respect to a Common Share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a Common Share, as determined by a majority of the Board of Directors in good faith.

         5. A person shall be a "beneficial owner" of any Common Shares:

              (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
         or

              (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

              (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Common Shares.


     D. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Division VI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Division VI, including without limitation, (1) whether a person is a Substantial Shareholder, (2) the number of Common Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction, and (6) such other matters with respect to which a determination is required under this Division VI. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Division VI.

     E. Nothing contained in this Division VI shall be construed to relieve a Substantial Shareholder from any fiduciary obligation imposed by law.

     F. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of voting power of the then outstanding Common Shares shall be required to amend, alter, adopt any provision inconsistent with or repeal this Division VI unless the Board of Directors, if all such directors are Continuing Directors, shall unanimously recommend such amendment, alteration, adoption or repeal.

                               ARTICLE VII.

     The Board of Directors of the corporation shall have authority to accept or reject subscriptions for shares.

                               ARTICLE VIII.

     Except as herein otherwise limited or qualified, the corporation reserves the right to amend, alter, change or repeal any of the terms or provisions of these Articles of Incorporation, all in the manner now or hereafter prescribed by the laws of the State of Minnesota, and all rights conferred herein upon officers, directors and shareholders of the corporation are granted subject to this reservation.

                                ARTICLE IX.

     The Board of Directors shall have the power, to the extent permitted by law, to adopt, amend or repeal the Bylaws of the corporation, subject to the power of the shareholders to adopt, amend or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing such directors may be adopted, amended or repealed only by (i) the Board of Directors, to the extent permitted by law, or (ii) the affirmative vote of the holders of 75% of the outstanding Common Shares of the corporation or such lesser percentage of the outstanding Common Shares as may from time to time be provided in such Bylaws.

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Common Shares shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article IX unless the Board of Directors, if all such directors are Continuing Directors, as defined in Article VI of the Articles of Incorporation, shall unanimously recommend such amendment, alteration, adoption or repeal.

                                ARTICLE X.

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article X became effective.

     Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                     RESOLUTIONS OF BOARD OF DIRECTORS
                          ESTABLISHING SERIES OF
                        CUMULATIVE PREFERRED SHARES


                     $3.60 Cumulative Preferred Shares

     The Board of Directors of the corporation adopted the following resolution on August 12, 1946, which was filed with the Secretary of State of Minnesota on August 13, 1946:

                                Resolution

     Pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by Article VI of the Articles of Incorporation, as amended, BE IT RESOLVED that an initial series of Cumulative Preferred Shares be and it hereby is created as follows:

     A.  The designation of such series shall be "$3.60
Cumulative Preferred Shares," and the number of shares of such series shall be sixty thousand (60,000);

     B. The rate of dividends payable on the $3.60 Cumulative Preferred Shares shall be Three & 60/100 Dollars -- ($3.60) per annum, payable quarterly on the first days of March, June, September and December in each year and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including September 1, 1946;

     C. The $3.60 Cumulative Preferred Shares shall be redeemable at One Hundred Two & 25/100 dollars -- ($102.25) per share, together, as provided in said Articles of Incorporation, with accrued dividends to the redemption date;

     D.  The amount payable on $3.60 Cumulative Preferred
Shares, in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be voluntary, shall be the sum of One Hundred Two & 25/100 Dollars ($102.25) per share, and the amount payable on $3.60 Cumulative Preferred Shares, in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary, shall be One Hundred Dollars ($100) per share, together in either event, as provided in said Articles of Incorporation, with a sum, in the case of each share, computed at the annual dividend rate for the $3.60 Cumulative Preferred Shares, from the date on which dividends on such share become cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have theretofore been paid thereon or which have been declared thereon and for which moneys for payment have been set apart and remain available for payment.

                     $4.40 Cumulative Preferred Shares

     The Board of Directors of the corporation adopted the following resolution on March 6, 1950, which was filed with the Secretary of State of Minnesota on March 8, 1950:

                                Resolution

     Pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, BE IT RESOLVED that a second series of Cumulative Preferred Shares be and it hereby is created as follows:

     A.  The designation of such series shall be "$4.40
Cumulative Preferred Shares," and the number of shares of such series shall be twenty-five thousand (25,000);

     B. The rate of dividends payable on the $4.40 Cumulative Preferred Shares shall be $4.40 per share per annum, payable quarterly on the first days of March, June, September and December of each year and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including March 15, 1950;

     C. The $4.40 Cumulative Preferred Shares shall be redeemable at $104 per share if redeemed on or before March 15, 1955; at $103 if redeemed thereafter and on or before March 15, 1960; and at $102 per share if redeemed thereafter, together, as provided in said Articles of Incorporation, in each instance with accrued dividends to the redemption date;

     D. The amount payable on $4.40 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be voluntary, shall be the price at which said shares are at the time redeemable, and the amount payable on $4.40 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary, shall be One Hundred Dollars ($100.00) per share together in either event as provided in said Articles of Incorporation, with a sum, in the case of each share, computed at the annual dividend rate for the $4.40 Cumulative Preferred Shares from the date on which dividends on such share become cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have heretofore been paid thereon or which have been declared thereon and for which moneys for payment have been set apart and remain available for payment.

                     $4.65 Cumulative Preferred Shares

     The Board of Directors of the corporation adopted the following resolution on March 24, 1964, which was filed with the Secretary of State of Minnesota on March 25, 1964:

                                Resolution

     Pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, BE IT RESOLVED that a third series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$4.65
Cumulative Preferred Shares," and the number of shares of such series shall be thirty thousand (30,000);

     B. The rate of dividends payable on the $4.65 Cumulative Preferred Shares shall be $4.65 per share per annum, payable quarterly on the first days of March, June, September and December of each year, and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including the date of issuance thereof;

     C. The $4.65 Cumulative Preferred Shares shall be redeemable at $107.50 per share if redeemed on or before April 1, 1969; at $106.00 per share if redeemed thereafter and on or before April 1, 1974; at $104.50 per share if redeemed thereafter and on or before April 1, 1979; at $103.00 per share if redeemed thereafter and on or before April 1, 1984; and at $101.50 per share if redeemed thereafter together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date; and

     D. The amount payable on $4.65 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be voluntary shall be the price at which said shares are at the time redeemable, and the amount payable on $4.65 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be One Hundred Dollars ($100.00) per share together in either event as provided in said Articles of Incorporation, with a sum, in the case of each share, computed at the annual dividend rate for the $4.65 Cumulative Preferred Shares from the date on which dividends on such share become cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have heretofore been paid thereon or which have been declared thereon and for which moneys for payment have been set apart and remain available for payment.

              $9.50 Cumulative Preferred Shares

     The Board of Directors of the corporation adopted the following resolution on August 9, 1971, which was filed with the Secretary of State of Minnesota on August 20, 1971:

                                Resolution

     Pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, BE IT RESOLVED that a fourth series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$9.50
Cumulative Preferred Shares," and the number of shares of such series shall be forty thousand (40,000);

     B. The rate of dividends payable on the $9.50 Cumulative Preferred Shares shall be $9.50 per share per annum, payable quarterly on the first days of March, June, September and December of each year, commencing December 1, 1971, and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including the date of issuance thereof;

     C. The $9.50 Cumulative Preferred Shares shall be redeemable at $109.50 per share if redeemed before September 1, 1979 and, if redeemed thereafter, at a redemption price which shall decrease by $0.50 on September 1, 1979 and on each succeeding September 1 to and including September 1, 1997, on and after which date the redemption price shall be $100.00 per share, together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date; provided, however, that the $9.50 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to September 1, 1978 as a part of or in contemplation of any refunding operation including the application, directly or indirectly, of money borrowed or the proceeds of preferred stock sold at an interest or dividend cost to the corporation (calculated in accordance with generally accepted financial practice) of less than 9 1/2% per annum; and

     D. The amount payable on the $9.50 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be voluntary shall be the price at which said shares are at the time redeemable, and the amount payable on the $9.50 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the corporation which shall be involuntary shall be One Hundred dollars ($100.00) per share, together, as provided in said Articles of Incorporation, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $9.50 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

        $11.50 Cumulative Preferred Shares  1

     The Board of Directors of the corporation adopted the following resolution on July 28, 1975, which was filed with the Secretary of State of Minnesota on July 28, 1975:

                                Resolution

     BE IT FURTHER RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a
Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, a fifth series of Cumulative Preferred
Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$11.50
Cumulative Preferred Shares," and the number of shares of such series shall be one hundred thousand (100,000).

     B. The rate of dividends payable on the $11.50 Cumulative Preferred Shares shall be $11.50 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing September 1, 1975, and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including the date of issuance thereof.

     C. The $11.50 Cumulative Preferred Shares shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking funds hereafter described in subdivision E below) at $111.50 per share if redeemed before June
1, 1976, and at the following redemption prices per share if redeemed thereafter:

          If redeemed during the twelve months' period beginning

        Redemption                               Redemption
June 1    Price                   June 1           Price

 1976    $110.86                   1985           $105.11
 1977    $110.22                   1986           $104.48
 1978    $109.58                   1987           $103.83
 1979    $108.94                   1988           $103.19
 1980    $108.31                   1989           $102.56
 1981    $107.77                   1990           $101.92
 1982    $107.03                   1991           $101.28
 1983    $106.39                   1992           $100.64
 1984    $105.75                   1993           $100.00

together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date;
____________________
     1 The $11.50 Cumulative Preferred Shares were redeemed in their entirety on March 1, 1986.

provided, however, that, except for redemptions effected through or by the sinking funds described in subdivision E below, the $11.50 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to July 15, 1985, as a part of or in contemplation of any refunding operation including the application, directly or indirectly, of (i) the proceeds from the sale of common shares of the Company, or (ii) money borrowed or the proceeds of preferred or preference shares of the Company sold at an interest or dividend cost to the Company (calculated in accordance with generally accepted financial practice) of less than 11.5% per annum.

     D. The amount payable on the $11.50 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be the price at which said shares are at the time redeemable (as set forth in subdivision C above), and the amount payable on the $11.50 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be One Hundred Dollars ($100.00) per share, together, as provided in said Articles of Incorporation, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $11.50 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E.  So long as any of the $11.50 Cumulative Preferred
Shares remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $11.50 Cumulative Preferred Shares, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation, on June 1, 1979, and on each succeeding June 1 to and including June 1, 1993 (each such June 1 being hereinafter called a "sinking fund redemption date"), 6.50% of the maximum number of $11.50 Cumulative Preferred Shares which shall theretofore have been issued, and on June 1, 1994, the balance of the $11.50 Cumulative Preferred Shares then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement"). The price at which the $11.50 Cumulative Preferred Shares shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $11.50 Cumulative Preferred Shares shall be cumulative so that if, in any year, the Company shall not satisfy in full the sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     In addition to the mandatory sinking fund requirement of the immediately preceding paragraph, the Company may, at its option, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation, on any sinking fund redemption date $11.50 Cumulative Preferred Shares not in excess of 6.50% of the maximum number of $11.50 Cumulative Preferred Shares which shall theretofore have been issued at the mandatory sinking fund redemption price hereinbefore specified in this subdivision E. The privilege of so redeeming $11.50 Cumulative Preferred Shares shall not be cumulative and shall not relieve the Company to any extent from its obligation to redeem shares pursuant to the mandatory sinking fund requirement.

                     $8.30 Cumulative Preferred Shares

     The Board of Directors of the corporation adopted the following resolution on March 30, 1977, which was filed with the Secretary of State of Minnesota on March 30, 1977:

                                Resolution

     BE IT FURTHER RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a
Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, a sixth series of Cumulative Preferred
Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$8.30
Cumulative Preferred Shares," and the number of shares of such series shall be forty-five thousand (45,000).

     B. The rate of dividends payable on the $8.30 Cumulative Preferred Shares shall be $8.30 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing June 1, 1977, and such dividends shall be cumulative and accrue in the case of shares issued prior to the record date for the first dividend thereon from and including the date of issuance thereof.

     C. The $8.30 Cumulative Preferred Shares shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking funds hereafter described in subdivision E below) at $108.30 per share if redeemed before March 1, 1978, and at the following redemption prices per share if redeemed thereafter:

          If redeemed during the twelve months' period beginning

        Redemption                               Redemption
March 1   Price                   March 1          Price

 1978    $107.95                   1990           $103.80
 1979    $107.61                   1991           $103.46
 1980    $107.26                   1992           $103.11
 1981    $106.92                   1993           $102.77
 1982    $106.57                   1994           $102.42
 1983    $106.23                   1995           $102.08
 1984    $105.88                   1996           $101.73
 1985    $105.53                   1997           $101.38
 1986    $105.19                   1998           $101.04
 1987    $104.84                   1999           $100.69
 1988    $104.50                   2000           $100.35
 1989    $104.15                   2001           $100.00

together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date; provided, however, that, except for redemptions effected through or by the sinking funds described in subdivision E below, the $8.30 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to March 1, 1987 as a part of, or in contemplation of, any refunding operation including the application, directly or indirectly, of the proceeds of (i) indebtedness for money borrowed by the Company or any affiliate if such indebtedness (a) has an effective interest cost (computed in accordance with generally accepted financial practice) of less than 8.30% per annum or (b) has a Weighted Average Life to Maturity, at the time of such redemption, of less than the remaining Weighted Average Life to Maturity of the $8.30 Cumulative Preferred Shares or (ii) the issue or sale of preferred or preference shares of the Company or any affiliate if such shares have an effective dividend rate (based on the proceeds to the Company or such affiliate from such issue or sale net of any discount or commission to underwriters) of less than 8.30% per annum. The term "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness or the $8.30 Cumulative Preferred Shares by the then outstanding principal amount of such indebtedness or by the product of $100.00 times the number of $8.30 Cumulative Preferred Shares which are then outstanding, as the case may be; and for the purpose of this definition, the term "Remaining Dollar-years" of any indebtedness or the $8.30 Cumulative Preferred Shares shall mean, at any date, the total of the products obtained by multiplying (i) the amount of each then remaining installment, mandatory sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is required to be made.

     D. The amount payable on the $8.30 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be the price at which said shares are at the time redeemable (as set forth in subdivision C above), and the amount payable on the $8.30 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in said Articles of Incorporation, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $8.30 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E. So long as any of the $8.30 Cumulative Preferred Shares remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $8.30 Cumulative Preferred Shares, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation, (i) on March 1, 1983, and on each succeeding March 1 to and including March 1, 1997, 4% of the maximum number of $8.30 Cumulative Preferred Shares which shall theretofore have been issued, (ii) on March 1, 1998, and on each succeeding March 1 to and including March 1, 2001, 8% of the maximum number of $8.30 Cumulative Preferred Shares which shall theretofore have been issued (each March 1 referred to in clause
(i) or (ii) above of this sentence being hereinafter called a "sinking fund redemption date") and (iii) on March 1, 2002, the balance of the $8.30 Cumulative Preferred Shares then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement"). The price at which the $8.30 Cumulative Preferred Shares shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $8.30 Cumulative Preferred Shares shall be cumulative so that if, in any year, the Company shall not satisfy in full the mandatory sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     In addition to the mandatory sinking fund requirement, the Company may, at its option, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation, on any sinking fund redemption date $8.30 Cumulative Preferred Shares in an amount not to exceed the number of $8.30 Cumulative Preferred Shares which shall be redeemed on such sinking fund redemption date through the mandatory sinking fund requirement at the mandatory sinking fund redemption price hereinbefore specified in this subdivision E. The privilege of so redeeming $8.30 Cumulative Preferred Shares shall not be cumulative and shall not relieve the Company to any extent from its obligation to redeem shares pursuant to the mandatory sinking fund requirement.

                    $8.375 Cumulative Preferred Shares

     The Board of directors of the corporation adopted the following resolution on March 6, 1978, which was filed with the Secretary of State of Minnesota on March 21, 1978:

                                Resolution

     BE IT FURTHER RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a
Minnesota corporation, by Article VI of its Articles of Incorporation, as amended, a seventh series of Cumulative
Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$8.375
Cumulative Preferred Shares," and the number of shares of such series shall be one hundred thousand (100,000).

     B. The rate of dividends payable on the $8.375 Cumulative Preferred Shares shall be $8.375 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing June 1, 1978. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $8.375 Cumulative Preferred Shares shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking funds hereafter described in subdivision E below) at $108.375 per share if redeemed on or before June 1, 1979, and at the following redemption prices per share if redeemed thereafter:

            If redeemed during the twelve months' period ending

        Redemption                               Redemption
June 1    Price                   June 1           Price

 1980    $108.026                  1992           $103.839
 1981    $107.677                  1993           $103.490
 1982    $107.329                  1994           $103.141
 1983    $106.979                  1995           $102.792
 1984    $106.630                  1996           $102.443
 1985    $106.281                  1997           $102.094
 1986    $105.932                  1998           $101.745
 1987    $105.583                  1999           $101.396
 1988    $105.234                  2000           $101.047
 1989    $104.886                  2001           $100.698
 1990    $104.537                  2002           $100.349
 1991    $104.188                  2003           $100.000

together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date; provided, however, that, except for redemptions effected through or by the sinking funds described in subdivision E below, the $8.375 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to June 1, 1988 as a part of, or in contemplation of, any refunding operation including the application, directly or indirectly, of the proceeds of (i) indebtedness for money borrowed by the Company or any affiliate if such indebtedness (a) has an effective interest cost (computed in accordance with generally accepted financial practice) of less than 8.375% per annum or (b) has a Weighted Average Life to Maturity, at the time of such redemption, of less than the remaining Weighted Average Life to Maturity of the $8.375 Cumulative Preferred Shares or (ii) the issue or sale of shares of the Company ranking prior to or on a parity with the $8.375 Cumulative Preferred Shares as to dividends or on liquidation if such shares have an effective dividend rate (based on the proceeds to the Company from such issue or sale net of any discount or commission to underwriters) of less than 8.375% per annum. The term "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness or the $8.375 Cumulative Preferred Shares by the then outstanding principal amount of such indebtedness or by the product of $100.00 times the number of $8.375 Cumulative Preferred Shares which are then outstanding, as the case may be; and for the purpose of this definition, the term "Remaining Dollar-years" of any indebtedness or the $8.375 Cumulative Preferred Shares shall mean, at any date, the total of the products obtained by multiplying (i) the amount of each then remaining installment, mandatory sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is required to be made.

     D. The amount payable on the $8.375 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be the price at which said shares are at the time redeemable (as set forth in subdivision C above), and the amount payable on the $8.375 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in said Articles of Incorporation, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $8.375 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E. So long as any of the $8.375 Cumulative Preferred Shares remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $8.375 Cumulative Preferred Shares, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation (i) on June 1, 1984, and on each succeeding June 1 to and including June 1, 1993, 2% of the maximum number of $8.375 Cumulative Preferred Shares which shall theretofore have been issued, (ii) on June 1, 1994, and on each succeeding June 1 to and including June 1, 2002, 6.67% of the maximum number of $8.375 Cumulative Preferred Shares which shall theretofore have been issued (each June 1 referred to in clause
(i) or (ii) above of this sentence being hereinafter called a "sinking fund redemption date") and (iii) on June 1, 2003, the balance of the $8.375 Cumulative Preferred Shares then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement"). The price at which the $8.375 Cumulative Preferred Shares shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in said Articles of Incorporation, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $8.375 Cumulative Preferred Shares shall be cumulative so that if, in any year, the Company shall not satisfy in full the mandatory sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     In addition to the mandatory sinking fund requirement, the Company may, at its option, redeem, in the manner and upon the notice and with the effect provided in Section C of Article VI of said Articles of Incorporation, on any sinking fund redemption date $8.375 Cumulative Preferred Shares in an amount not to exceed the number of $8.375 Cumulative Preferred Shares which shall be redeemed on such sinking fund redemption date through the mandatory sinking fund requirement at the mandatory sinking fund redemption price hereinbefore specified in this subdivision E. The privilege of so redeeming $8.375 Cumulative Preferred Shares shall not be cumulative and shall not relieve the Company to any extent from its obligation to redeem shares pursuant to the mandatory sinking fund requirement.

                     $8.90 Cumulative Preferred Shares

     The Board of directors of the corporation adopted the following resolution on July 23, 1979, which was filed with the Secretary of State of Minnesota on July 26, 1979:

                                Resolution

     BE IT FURTHER RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a
Minnesota corporation, by Subdivision A of Division I of
Article VI of its Articles of Incorporation, as amended, an eighth series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$8.90
Cumulative Preferred Shares," and the number of shares of such series shall be seventy thousand (70,000).

     B. The rate of dividends payable on the $8.90 Cumulative Preferred Shares shall be $8.90 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing September 1, 1979. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $8.90 Cumulative Preferred Shares shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking funds hereafter described in subdivision E below) at $108.90 per share if redeemed on or before September 1, 1980, and at the following redemption prices per share if redeemed thereafter:

            If redeemed during the twelve months' period ending

          Redemption                             Redemption
September 1   Price               September 1      Price

 1981    $108.529                  1993           $104.079
 1982    $108.158                  1994           $103.708
 1983    $107.788                  1995           $103.338
 1984    $107.417                  1996           $102.967
 1985    $107.046                  1997           $102.596
 1986    $106.675                  1998           $102.225
 1987    $106.304                  1999           $101.854
 1988    $105.933                  2000           $101.483
 1989    $105.563                  2001           $101.113
 1990    $105.192                  2002           $100.742
 1991    $104.821                  2003           $100.371
 1992    $104.450                  2004           $100.000

together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date; provided, however, that, except for redemptions effected through or by the sinking funds described in subdivision E below, the $8.90 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to September 1, 1989 as a part of, or in contemplation of, any refunding operation including the application, directly or indirectly, of the proceeds of (i) indebtedness for money borrowed by the Company or any affiliate if such indebtedness (a) has an effective interest cost (computed in accordance with generally accepted financial practice) of less than 8.90% per annum or (b) has a Weighted Average Life to Maturity, at the time of such redemption, of less than the remaining Weighted Average Life to Maturity of the $8.90 Cumulative Preferred Shares or (ii) the issue or sale of shares of the Company ranking prior to the Common Shares of the Company as to dividends or on liquidation if such shares have an effective dividend rate (based on the proceeds to the Company from such issue or sale net of any discount or commission to underwriters) of less than 8.90% per annum. The term "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness or the $8.90 Cumulative Preferred Shares by the then outstanding principal amount of such indebtedness or by the product of $100.00 times the number of $8.90 Cumulative Preferred Shares which are then outstanding, as the case may be; and for the purpose of this definition, the term "Remaining Dollar-years" of any indebtedness or the $8.90 Cumulative Preferred Shares shall mean, at any date, the total of the products obtained by multiplying (i) the amount of each then remaining installment, mandatory sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is required to be made.

     D. The amount payable on the $8.90 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be the price at which said shares are at the time redeemable (as set forth in subdivision C above), and the amount payable on the $8.90 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in subdivision E of said Division I, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $8.90 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E. So long as any of the $8.90 Cumulative Preferred Shares remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $8.90 Cumulative Preferred Shares, redeem, in the manner and upon the notice and with the effect provided in subdivision C of said Division I, (i) on September 1, 1985, and on each succeeding September 1 to and including September 1, 1994, 2 1/2% of the maximum number of $8.90 Cumulative Preferred Shares which shall theretofore have been issued, (ii) on September 1, 1995, and on each succeeding September 1 to and including September 1, 2003, 7.5% of the maximum number of $8.90 Cumulative Preferred Shares which shall theretofore have been issued (each September 1 referred to in clause (i) or (ii) above of this sentence being hereinafter called a "sinking fund redemption date") and (iii) on September 1, 2004, the balance of the $8.90 Cumulative Preferred Shares then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement").
The price at which the $8.90 Cumulative Preferred Shares shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $8.90 Cumulative Preferred Shares shall be cumulative so that if, in any year, the Company shall not satisfy in full the mandatory sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     In addition to the mandatory sinking fund requirement, the Company may, at its option, redeem, in the manner and upon the notice and with the effect provided in subdivision C of said Division I, on any sinking fund redemption date $8.90 Cumulative Preferred Shares in an amount not to exceed the number of $8.90 Cumulative Preferred Shares which shall be redeemed on such sinking fund redemption date through the mandatory sinking fund requirement at the mandatory sinking fund redemption price hereinbefore specified in this subdivision E; provided that not more than 30% of the maximum number of $8.90 Cumulative Preferred Shares which shall theretofore have been issued may be so redeemed. The privilege of so redeeming $8.90 Cumulative Preferred Shares shall not be cumulative and shall not relieve the Company to any extent from its obligation to redeem shares pursuant to the mandatory sinking fund requirement.

              $11.50 Cumulative Preferred Shares (Series A)  1

     The Board of Directors of the corporation adopted the following resolution on June 18, 1980, which was filed with the Secretary of State of Minnesota on June 20, 1980:

                                Resolution

     BE IT FURTHER RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a
Minnesota corporation, by subdivision A of Division I of
Article VI of its Articles of Incorporation, as amended, a ninth series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$11.50
Cumulative Preferred Shares (Series A)," and the number of shares of such series shall be eighty thousand (80,000).

     B. The rate of dividends payable on the $11.50 Cumulative Preferred Shares (Series A) shall be $11.50 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing September 1, 1980. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $11.50 Cumulative Preferred Shares (Series A) shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking funds hereafter described in subdivision E below) at $111.50 per share if redeemed on or before June 1, 1981, and at the following redemption prices per share if redeemed thereafter:

           If redeemed during the twelve months' period ending

        Redemption                               Redemption
June 1    Price                   June 1           Price

 1982    $111.02                   1994           $105.27
 1983    $110.54                   1995           $104.79
 1984    $110.06                   1996           $104.31
 1985    $109.58                   1997           $103.83
 1986    $109.10                   1998           $103.35
 1987    $108.63                   1999           $102.88
 1988    $108.15                   2000           $102.40
 1989    $107.67                   2001           $101.92
 1990    $107.19                   2002           $101.44
 1991    $106.71                   2003           $100.96
 ________________
     2 The $11.50 Cumulative Preferred Shares (Series A) were redeemed in their entirety on March 1, 1996

 1992    $106.23                   2004           $100.48
 1993    $105.75                   2005           $100.00

together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date; provided, however, that, except for redemptions effected through or by the sinking funds described in subdivision E below, the $11.50 Cumulative Preferred Shares (Series A) shall not be redeemable, in whole or in part, prior to June 1, 1990 as a part of, or in contemplation of, any refunding operation including the application, directly or indirectly, of the proceeds of (i) indebtedness for money borrowed by the Company or any affiliate if such indebtedness (a) has an effective interest cost (computed in accordance with generally accepted financial practice) of less than 11.50% per annum or (b) has a Weighted Average Life to Maturity, at the time of such redemption, of less than the remaining Weighted Average Life to Maturity of the $11.50 Cumulative Preferred Shares (Series A) or (ii) the issue or sale of shares of the Company ranking prior to the Common Shares of the Company as to dividends or on liquidation if such shares have an effective dividend rate (based on the proceeds to the Company from such issue or sale net of any discount or commission to underwriters) of less than 11.50% per annum. The term "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness or the $11.50 Cumulative Preferred Shares (Series A) by the then outstanding principal amount of such indebtedness or by the product of $100.00 times the number of $11.50 Cumulative Preferred Shares (Series A) which are then outstanding, as the case may be; and for the purpose of this definition, the term "Remaining Dollar-years" of any indebtedness or the $11.50 Cumulative Preferred Shares (Series A) shall mean, at any date, the total of the products obtained by multiplying
(i) the amount of each then remaining installment, mandatory sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is required to be made.

     D. The amount payable on the $11.50 Cumulative Preferred Shares (Series A) in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be the price at which said shares are at the time redeemable (as set forth in subdivision C above), and the amount payable on the $11.50 Cumulative Preferred Shares (Series A) in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in Subdivision E of said Division I, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $11.50 Cumulative Preferred Shares (Series A) from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E.  So long as any of the $11.50 Cumulative Preferred
Shares (Series A) remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment therof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $11.50 Cumulative Preferred Shares (Series A), redeem, in the manner and upon the notice and with the effect provided in subdivision C of said Division I, (i) on June 1, 1986, and on each succeeding
June 1 to and including June 1, 2004 (each such June 1 being hereinafter called a "sinking fund redemption date"), 5% of the maximum number of $11.50 Cumulative Preferred Shares (Series A) which shall theretofore have been issued and (ii) on June 1, 2005, the balance of the $11.50 Cumulative Preferred Shares (Series A) then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement").
The price at which the $11.50 Cumulative Preferred Shares
(Series A) shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $11.50 Cumulative Preferred Shares (Series A) shall be cumulative so that if, in any year, the Company shall not satisfy in full the mandatory sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     In addition to the mandatory sinking fund requirement, the Company may, at its option, redeem, in the manner and upon the notice and with the effect provided in subdivision C of said Division I, on any sinking fund redemption date $11.50 Cumulative Preferred Shares (Series A) in an amount not to exceed the number of $11.50 Cumulative Preferred Shares (Series A) which shall be redeemed on such sinking fund redemption date through the mandatory sinking fund requirement at the mandatory sinking fund redemption price hereinbefore specified in this subdivision E; provided that not more than 25% of the maximum number of $11.50 Cumulative Preferred Shares (Series A) which shall theretofore have been issued may be so redeemed. The privilege of so redeeming $11.50 Cumulative Preferred Shares (Series A) shall not be cumulative and shall not relieve the Company to any extent from its obligation to redeem shares pursuant to the mandatory sinking fund requirement.

                                CERTIFICATE

     The undersigned, D. R. EMMEN and JAY D. MYSTER, do hereby certify that we are duly elected, qualified and acting as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, a Minnesota corporation (the "Company"), and that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of the Company duly called and held on April 13, 1992, at which a quorum was present and acted throughout:

     BE IT RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by subdivision A of Division I of Article VI of its Articles of Incorporation, as amended, a tenth series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$9.00
Exchangeable Cumulative Preferred Shares," and the number of shares of such series shall be fifty-three thousand three hundred eleven (53,311).

     B. The rate of dividends payable on the $9.00 Exchangeable Cumulative Preferred Shares shall be $9.00 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing on the first day of the first such month following the date of original issuance of the $9.00 Exchangeable Cumulative Preferred Shares. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $9.00 Exchangeable Cumulative Preferred Shares shall be redeemable at any time on or after the seventh anniversary of the date of original issuance thereof at $100.00 per share together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date; provided, however, that the holder of any $9.00 Exchangeable Cumulative Preferred Shares to be redeemed pursuant to this Section C shall have the right, at such holder's option, to exchange any or all of the $9.00 Exchangeable Cumulative Preferred Shares held by such holder and so to be redeemed into Common Shares (as defined below) pursuant to, and subject to and upon compliance with, the provisions of Section E hereof.

     D. The amount payable on the $9.00 Exchangeable Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, shall be $100.00 per share, together, as provided in subdivision E of said Division I, with a sum, in the case of each share, computed at the annual dividend rate for the $9.00 Exchangeable Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E. (1) Subject to and upon compliance with the provisions of this Section E, each holder of $9.00 Exchangeable Cumulative Preferred Shares shall have the right, at each such holder's option, at any time on or after the seventh anniversary of the date of original issuance thereof, to exchange any or all of the $9.00 Exchangeable Cumulative Preferred Shares held by each such holder into either (a) cash in the amount of $100.00 per each $9.00 Exchangeable Cumulative Preferred Share so exchanged, together, in each instance, with accrued dividends to the Exchange Date (as defined below), or (b) the number of fully paid and nonassessable Common Shares obtained by dividing (i) the sum of (A) the $100.00 liquidation value of a $9.00 Exchangeable Cumulative Preferred Share and (B) any accrued dividends to the Exchange Date with respect to the $9.00 Exchangeable Cumulative Preferred Share to be exchanged, by (ii) the Fair Market Value (as defined below) of a Common Share, and multiplying such resulting number by the number of $9.00 Exchangeable Cumulative Preferred Shares to be so exchanged (rounding such product, for the purpose of determining the amount of any cash payments provided for under subsection (3) of this Section E, to the nearest 1/100 Common Share, with 1/200 of a Common Share being rounded upward), and in the case of either clause (a) or (b), by surrender of such $9.00 Exchangeable Cumulative Preferred Shares to be so exchanged, such surrender to be made in the manner provided in subsection (2) of this Section E.

     For purposes of this Section E, the term "Common Shares" shall mean the Common Shares of the Company as the same exists at the date of original issue of the $9.00 Exchangeable Cumulative Preferred Shares or as such shares may be constituted from time to time thereafter.

     For purposes of this Section E, the term "Exchange Date" shall mean (x), if the $9.00 Exchangeable Cumulative Preferred Shares are being exchanged for cash, the date which is 10 calendar days after the date such shares have been duly surrendered to the Registrar or (y), if the $9.00 Exchangeable Cumulative Preferred Shares are being exchanged for Common Shares, the date which is 60 Trading Days (as defined below) after the date such shares have been duly surrendered to the Registrar, or, in the case of either clause (x) or (y), if such day is not a business day, the next succeeding business day.

     For purposes of this Section E, the term "Fair Market Value" with respect to the Common Shares shall mean the average of the reported last sale prices for the 60 consecutive Trading Days immediately preceding the relevant Exchange Date. The reported last sale price for each Trading Day shall be the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, in the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Shares are not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for Common Shares on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Company and if no such quotations are available, the fair market value of the Common Shares as determined by a New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Company.

     For purposes of this Section E, the term "Trading Day" means
(x), if the Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y), if the Common Shares are quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z), otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (2) In order to validly exercise the exchange privilege pursuant to this Section E, the holder of each $9.00 Exchangeable Cumulative Preferred Share to be exchanged shall surrender the certificate representing such share at the office of the Registrar for the $9.00 Exchangeable Cumulative Preferred Shares in Fergus Falls, Minnesota, appointed for such purpose by the Company (which may be the Company), with the Notice of Election to Exchange on the back of such certificate completed and signed. Unless the shares issuable on exchange are to be issued in the same name as the name in which the share to be exchanged is registered, each share surrendered for exchange shall be accompanied by instruments of transfer, in form satisfactory to the Registrar, duly executed by the holder or the holder's duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax. If the $9.00 Exchangeable Cumulative Preferred Shares have been called for redemption and are being surrendered for exchange pursuant to the proviso contained in Section C hereof, then the certificate representing such shares must be duly surrendered, as aforesaid, to the Registrar on or before the twentieth day following the date of the notice of redemption relating to such shares in order for the exchange privilege to be validly exercised, and any such shares with respect to which the exchange privilege is not validly exercised shall be redeemed on the redemption date.

     On or before the Exchange Date, the Company shall deliver at the office of the Registrar, for the account of each holder of $9.00 Exchangeable Cumulative Preferred Shares surrendered for exchange on such Exchange Date, (i) if such $9.00 Exchangeable Cumulative Preferred Shares are being exchanged for cash, funds in the amount provided in clause (a) of subsection (1) of this Section E, or (ii) if such $9.00 Exchangeable Cumulative Preferred Shares are being exchanged for Common Shares, a certificate or certificates for the number of full Common Shares issuable upon the exchange of such shares in accordance with the provisions of clause (b) of subsection (1) of this Section E, and funds for the settlement of any fractional interest in respect of a Common Share arising upon such exchange as provided in subsection (3) of this Section E. At the option of the Company, the Common Shares so delivered may be newly issued shares, treasury shares or shares reacquired by or on behalf of the Company, including shares purchased in the open market at any time in the sole discretion of the Company.

     Each holder of $9.00 Exchangeable Cumulative Preferred Shares acknowledges by acceptance thereof that (i) the Common Shares deliverable upon any exchange of $9.00 Exchangeable Cumulative Preferred Shares will not be registered under the Securities Act of 1933, as amended, or any applicable state securities laws and that any such Common Shares may not be resold except pursuant to an exemption from such Act and all such applicable laws or pursuant to registrations thereunder; (ii) such Common Shares may not be sold, transferred or otherwise disposed of in any manner without first obtaining (a) an opinion of counsel reasonably acceptable to the Company, both as to opinion and as to counsel, that such proposed sale, transfer or other disposition can lawfully be made without registration pursuant to the Securities Act of 1933, as then amended, and applicable state securities laws, or (b) such registrations (it being expressly understood that the Company shall not have any obligation to register such securities for such purpose); (iii) certificates representing such Common Shares may bear a legend stating that such Common Shares have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws and referring to the foregoing restrictions on transferability of such Common Shares; and (iv) the Company may place stop transfer orders or notations on the Company's stock record referring to such restrictions on transferability.

     All Common Shares delivered upon exchange of the $9.00 Exchangeable Cumulative Preferred Shares pursuant to this Section E will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     Each exchange of $9.00 Exchangeable Cumulative Preferred Shares pursuant to this Section E shall be deemed to have been effected immediately prior to the close of business on the Exchange Date. Until such time on the Exchange Date, any $9.00 Exchangeable Cumulative Preferred Shares which have been surrendered for exchange with respect to such Exchange Date shall be treated as outstanding and the person or persons in whose name or names a certificate for any such shares is registered (or any prior holder who was the holder of record of such shares on the relevant record date) shall remain the holder of record for the purpose of voting such shares and receiving any dividends paid with respect to such shares prior to such time on the Exchange Date, notwithstanding that such shares might have been redeemed on a date prior to the Exchange Date but for the exercise of the right to exchange such shares pursuant to the proviso contained in Section C hereof. At such time on such Exchange Date, the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such exchange shall be deemed to have become the holder or holders of record of the Common Shares represented thereby unless the stock transfer books of the Company are closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open.

     (3) In connection with the exchange of any $9.00 Exchangeable Cumulative Preferred Shares for Common Shares pursuant to this Section E, no fractional Common Share or scrip representing fractions of a Common Share shall be issued. Instead of any fractional interest in a Common Share which would otherwise be deliverable upon the exchange of $9.00 Exchangeable Cumulative Preferred Shares, the Company shall pay to the holder of such $9.00 Exchangeable Cumulative Preferred Shares an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the Fair Market Value of a Common Share multiplied by the fraction of a Common Share represented by such fractional interest.

     (4) The number of $9.00 Exchangeable Cumulative Preferred Shares which may be exchanged pursuant to this Section E in any twelve-month period shall be limited to a total of 10,662 $9.00 Exchangeable Cumulative Preferred Shares, and the Company shall have no obligation to exchange any shares surrendered in excess of that amount; provided, however, that $9.00 Exchangeable Cumulative Preferred Shares called for redemption and surrendered for exchange pursuant to the proviso contained in Section C hereof shall not be subject to the limitation set forth in this subsection (4) and shall not be counted for purposes of determining the limitation set forth in this subsection (4) as it applies to shares otherwise surrendered for exchange.

     (5) On any Exchange Date, the Company shall have no obligation to exchange for Common Shares, whether pursuant to the proviso contained in Section C hereof or otherwise, $9.00 Exchangeable Cumulative Preferred Shares held by any holder unless either (i) the total number of $9.00 Exchangeable Cumulative Preferred Shares surrendered for exchange by such holder with respect to such Exchange Date equals or exceeds 500 or (ii) the total number of $9.00 Exchangeable Cumulative Preferred Shares surrendered for exchange by all holders of $9.00 Exchangeable Cumulative Preferred Shares with respect to such Exchange Date equals or exceeds 500.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company and have affixed the seal of Otter Tail Power Company this 10th day of August, 1992.

                               D. R. Emmen
                               D. R. Emmen
                               Senior Vice President, Finance and
                               Treasurer


                               Jay D. Myster
                               Jay D. Myster
                               Vice President, Governmental and
                               Legal and Secretary

[CORPORATE SEAL]


STATE OF MINNESOTA  )
                    ) SS
COUNTY OF OTTER TAIL)

     ON this 10th day of August, 1992 before me a Notary Public and for said County and State, personally appeared D. R. EMMEN and JAY D. MYSTER, to me personally known to be the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, who, being by me duly sworn, did say that they are, respectively, the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary of said corporation, and that the seal affixed to the within certificate is the corporate seal of said corporation, and that said certificate was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said D.
R. EMMEN and JAY D. MYSTER acknowledged said certificate to be the free act and deed of said corporation.


                                   Raymond J. Holmgren

[NOTARIAL SEAL]
                                CERTIFICATE

     The undersigned, D. R. EMMEN and JAY D. MYSTER, do hereby certify that we are duly elected, qualified and acting as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, a Minnesota corporation (the "Company"), and that the following is a true and correct copy of a resolution duly adopted by a Written Action of the Pricing Committee of the Board of Directors of the Company, dated September 29, 1992, executed by all the members of said Pricing Committee, duly established by the Board of Directors of the Company at a meeting thereof duly called and held on February 3, 1992, at which a quorum was present and acted throughout, to act for the Board of Directors with respect to the matters set forth in said Written Action:

                                RESOLUTION

     BE IT RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by subdivision A of Division I of Article VI of its Articles of Incorporation, as amended, an eleventh series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$6.35
Cumulative Preferred Shares," and the number of shares of such series shall be one hundred eighty thousand (180,000).

     B. The rate of dividends payable on the $6.35 Cumulative Preferred Shares shall be $6.35 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing December 1, 1992. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $6.35 Cumulative Preferred Shares shall be redeemable (otherwise than with respect to any redemption effected through or by the sinking fund hereafter described in subdivision E below), at the option of the Company, in whole or in part, at $103.175 per share if redeemed before December 1, 1998, and at the following redemption prices per share if redeemed thereafter:

     If redeemed during the twelve months' period beginning:

                                               Redemption
     December 1                                  Price

     1998 . . . . . . . . . . . . . . . . .    $102.540
     1999 . . . . . . . . . . . . . . . . .    $101.905
     2000 . . . . . . . . . . . . . . . . .    $101.270
     2001 . . . . . . . . . . . . . . . . .    $100.635
     2002 and thereafter  . . . . . . . . .    $100.000

together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date; provided, however, that the $6.35 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to December 1, 1997.

     D. The amount payable on the $6.35 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be $106.350 per share prior to December 1, 1993, and will decrease by $0.635 per share on December 1, 1993 and on each December 1 thereafter to $100.00 per share on December 1, 2002, and the amount payable on the $6.35 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in subdivision E of said Division I, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $6.35 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

     E.  So long as any of the $6.35 Cumulative Preferred
Shares remain outstanding, after all dividends on all Cumulative Preferred Shares of all series for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall, as and for a mandatory sinking fund for the benefit of the $6.35 Cumulative Preferred Shares, redeem, in the manner and upon the notice and with the effect provided in subdivision C of said Division I, (i) on December 1, 2002, and on each succeeding December 1 to and including December 1, 2006, 5% of the maximum number of $6.35 Cumulative Preferred Shares which shall theretofore have been issued and (ii) on December 1, 2007, the balance of the $6.35 Cumulative Preferred Shares then outstanding (such required redemptions being hereinafter called the "mandatory sinking fund requirement"). The price at which the $6.35 Cumulative Preferred Shares shall be redeemed in satisfaction of the mandatory sinking fund requirement shall be $100.00 per share, together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date. The mandatory sinking fund requirement for the $6.35 Cumulative Preferred Shares shall be cumulative so that if, in any year, the Company shall not satisfy in full the mandatory sinking fund requirement for such year, the amount of the deficiency shall be added to the mandatory sinking fund requirement for succeeding years until the deficiency shall have been fully satisfied.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company and have affixed the seal of Otter Tail Power Company this 1st day of October, 1992.


                                   D. R. Emmen
                                   D. R. Emmen
                                   Senior Vice President, Finance
                                   and Treasurer


                                   Jay D. Myster
                                   Vice President, Governmental
                                   and Legal and Secretary

[CORPORATE SEAL]


STATE OF MINNESOTA  )
                    )SS
COUNTY OF OTTER TAIL)

     On this 1st day of October, 1992, before me a Notary Public within and for said County and State, personally appeared D. R. EMMEN and JAY D. MYSTER, to me personally known to be the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, who, being by me duly sworn, did say that they are, respectively, the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary of said corporation, and that the seal affixed to the within certificate is the corporate seal of said corporation, and that said certificate was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said D.
R. EMMEN and JAY D. MYSTER acknowledged said certificate to be the free act and deed of said corporation.


                                       Larry W. Marquard

[NOTARIAL SEAL]

                                CERTIFICATE

     The undersigned, D. R. EMMEN and JAY D. MYSTER, do hereby certify that we are duly elected, qualified and acting as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, a Minnesota corporation (the "Company"), and that the following is a true and correct copy of a resolution duly adopted by a Written Action of the Pricing Committee of the Board of Directors of the Company, dated October 11, 1993, executed by all the members of said Pricing Committee, duly established by the Board of Directors of the Company at a meeting thereof duly called and held on February 3, 1992, at which a quorum was present and acted throughout, to act for the Board of Directors with respect to the matters set forth in said Written Action:

                                RESOLUTION

     BE IT RESOLVED That, pursuant to authority conferred on the Board of Directors of Otter Tail Power Company, a Minnesota corporation, by subdivision A of Division I of Article VI of its Articles of Incorporation, as amended, a twelfth series of Cumulative Preferred Shares be, and it hereby is, created as follows:

     A.  The designation of such series shall be "$6.75
Cumulative Preferred Shares," and the number of shares of such series shall be forty thousand (40,000).

     B. The rate of dividends payable on the $6.75 Cumulative Preferred Shares shall be $6.75 per share per annum, payable quarterly on the first day of March, June, September and December of each year, commencing December 1, 1993. Such dividends shall be cumulative and accrue in the case of each share from and including the date of original issuance thereof; and the amount of the dividend for any period of less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

     C. The $6.75 Cumulative Preferred Shares shall be redeemable at the option of the Company, in whole or in part, at $103.375 per share if redeemed before December 1, 2004, and at the following redemption prices per share if redeemed thereafter:

     If redeemed during the twelve months' period beginning:

                                               Redemption
     December 1                                  Price

     2004 . . . . . . . . . . . . . . . . .    $103.0375
     2005 . . . . . . . . . . . . . . . . .    $102.7000
     2006 . . . . . . . . . . . . . . . . .    $102.3625
     2007 . . . . . . . . . . . . . . . . .    $102.0250
     2008 . . . . . . . . . . . . . . . . .    $101.6875
     2009 . . . . . . . . . . . . . . . . .    $101.3500
     2010 . . . . . . . . . . . . . . . . .    $101.0125
     2011 . . . . . . . . . . . . . . . . .    $100.6750
     2012 . . . . . . . . . . . . . . . . .    $100.3375
     2013 and thereafter  . . . . . . . . .    $100.0000

together, as provided in subdivision C of said Division I, in each instance, with accrued dividends to the redemption date; provided, however, that the $6.75 Cumulative Preferred Shares shall not be redeemable, in whole or in part, prior to December 1, 2003.

     D. The amount payable on the $6.75 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be voluntary shall be $106.75 per share prior to December 1, 1994, and will decrease by $0.3375 per share on December 1, 1994 and on each December 1 thereafter to $100.00 per share on December 1, 2013, and the amount payable on the $6.75 Cumulative Preferred Shares in the event of any dissolution, liquidation or winding up of the affairs of the Company which shall be involuntary shall be $100.00 per share, together, as provided in subdivision E of said Division I, in either event, with a sum, in the case of each share, computed at the annual dividend rate for the $6.75 Cumulative Preferred Shares from the date on which dividends on such share became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which shall have theretofore been paid thereon or which shall have been declared thereon and for which moneys for payment shall have been set apart and remain available for payment.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company and have affixed the seal of Otter Tail Power Company this 11th day of October, 1993.


                                   D. R. Emmen
                                   D. R. Emmen
                                   Senior Vice President, Finance
                                   and Treasurer


                                   Jay D. Myster
                                   Jay D. Myster
                                   Vice President, Governmental
                                   and Legal and
Secretary

[CORPORATE SEAL]


STATE OF MINNESOTA  )
                    )SS
COUNTY OF OTTER TAIL)

     On this 11th day of October, 1993, before me a Notary Public within and for said County and State, personally appeared D. R. EMMEN and JAY D. MYSTER, to me personally known to be the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary, respectively, of Otter Tail Power Company, who, being by me duly sworn, did say that they are, respectively, the Senior Vice President, Finance and Treasurer and the Vice President, Governmental and Legal and Secretary of said corporation, and that the seal affixed to the within certificate is the corporate seal of said corporation, and that said certificate was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said D.
R. EMMEN and JAY D. MYSTER acknowledged said certificate to be the free act and deed of said corporation.


                                            Larry W. Marquard


[NOTARIAL SEAL]
                           ARTICLES OF AMENDMENT
                                    OF
                    RESTATED ARTICLES OF INCORPORATION
                                    OF
                         OTTER TAIL POWER COMPANY

1. The name of the corporation is Otter Tail Power Company, a Minnesota corporation.

2. The following is the full text of the amendment to the Restated Articles of Incorporation of Otter Tail Power
     Company:

         BE IT RESOLVED That Article V of the Restated Articles of Incorporation of Otter Tail Power Company, a Minnesota corporation, as heretofore amended, shall be amended in its entirety to read as follows:

                                ARTICLE V.

         The total authorized number of shares of the corporation is 27,500,000, divided into three classes; namely, 1,500,000 Cumulative Preferred Shares without par value (the "Cumulative Preferred Shares"); 1,000,000 Cumulative Preference Shares without par value (the "Cumulative Preference Shares"); and 25,000,000 Common Shares of the par value of $5 per share (the "Common Shares"). No fractional shares of any class or series shall be issued by the corporation.

3.   The amendment was adopted by the shareholders pursuant to
     Section 302A.135 of the Minnesota Business Corporation Act on April 11, 1994.

         IN WITNESS WHEREOF, the undersigned, the Vice
President, Governmental and Legal and Secretary of Otter Tail
Power Company, being duly authorized on behalf of Otter Tail
Power Company, has executed this document this 11th day of April, 1994.


                                Jay D. Myster
                                Jay D. Myster
                                Vice President, Governmental and
                                Legal and Secretary




                   CERTIFICATE OF DESIGNATION
                               OF
         SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
                               OF
                    OTTER TAIL POWER COMPANY



       The undersigned hereby certifies that the Board of Directors of Otter Tail Power Company (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, duly adopted the following resolution on January 27, 1997:

       RESOLVED, that a series of preferred shares of the Corporation is hereby created, and the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

       Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Shares" (the "Preferred Shares") and the number of shares constituting the Preferred Shares shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and any necessary shareholder approval; provided, however, that no decrease shall reduce the number of Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Shares.

       Section 2.  Dividends and Distributions.

       (a) Subject to the rights of the holders of any series of preferred shares (or any similar stock) ranking prior and superior to the Preferred Shares with respect to dividends, the holders of Preferred Shares, in preference to the holders of common shares, par value $5.00 per share (the "Common Shares"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Preferred Share or fraction of a Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Preferred Share or fraction of a Preferred Share. In the event the Corporation shall at any time after February 7, 1997, declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

       (b) The Corporation shall declare a dividend or distribution on the Preferred Shares as provided in paragraph (a) of this Section-immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

       (c) Dividends shall begin to accrue and be cumulative on outstanding Preferred Shares from their date of issue. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

       Section 3.  Certain Restrictions.

       (a) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Shares as provided in Section2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

       (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares;

       (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except dividends paid ratably on the Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Shares; or

       (iv) redeem or purchase or otherwise acquire for consideration any Preferred Shares, or any stock ranking on a parity with the Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section3, purchase or otherwise acquire such shares at such time and in such manner.

       Section 4. Reacquired Shares. Any Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred shares subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

       Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except distributions made ratably on the Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after February 7, 1997, declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Preferred Shares were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

       Section 6.  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time after February 7, 1997, declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

       Section 7. No Redemption. The Preferred Shares shall not be redeemable.

       Section 8. Rank. The Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred shares.

       Section 9. Fractional Shares. Preferred Shares may be issued in fractions of a share which are integral multiples of one one-hundredth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Shares.

       Section 11. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, voting together as a single class.

       IN WITNESS WHEREOF, I have subscribed my name this 27th day of January 1997.


                                 OTTER TAIL POWER COMPANY



                                 By  A. E. Anderson____________

                                 Its  Vice President, Finance and Treasurer